Orion Marine Group Updates Investors
HOUSTON, April 5, 2013 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, today is providing it's investors an update on the Company's outlook and end markets.
Market Outlook
The Company remains pleased with the sustained increases in construction equipment utilization seen over the past few quarters. The outlook for bid opportunities utilizing marine construction equipment over both the medium and long term remains favorable. As the Company expected, first quarter dredge utilization fell sequentially as compared to the fourth quarter of 2012. Contributing to this decrease were gaps in the schedule of projects involving dredging services along with the typical seasonality seen this time of the year. Dredge utilization should improve as the Company moves into its seasonally stronger quarters in the back half of the year.
The Company is pleased with the level of bid activity seen in the first quarter. Private sector bids made up a significant portion of the total bids submitted in the first quarter and the Company is encouraged by the direction of this sector. For the quarter, the Company bid on approximately $340 million worth of opportunities and was successful on approximately $35 million, representing a win rate of approximately 10%. Additionally, the Company has approximately $242 million worth of bids outstanding of which it is the apparent low bidder on approximately $40 million. The Company reminds investors that the timing of awards can and does affect the win rate in any particular quarter. During the first quarter, the Company strategically pushed up bid margins on certain projects, which was met with limited success. This contributed to a win rate that was below that of recent quarters. However, the Company is comfortable with its current backlog level, low bids outstanding, and bid market outlook. The Company remains committed to its strategy of offsetting lower job margins with a higher volume of work. While the Company continues to face some short term challenges it remains focused on project execution and a commitment to its proven bidding strategy. The Company is confident in its ability to find success in the current market conditions.
Federal Update
The recent passage of a continuing resolution by Congress to fund the Federal Government for the remainder of its fiscal year is an encouraging short term development. As the Company has noted before, inconsistencies in U.S. Army Corps of Engineers lettings usually arise during periods of budget uncertainty. The Company is hopeful the relative certainty provided by the recently approved budget will allow the Corps to efficiently let projects over the next six months. This development, along with Corps work already underway should slightly improve dredge utilization as 2013 progresses.
The Senate Committee of Environment and Public Works has also recently approved the Water Resources Development Act (WRDA) of 2013 (Senate Bill 601). The bill would authorize the development of a variety of different projects to improve the nation's harbors and rivers, including improved water access. It is important to recognize that while the WRDA of 2013, if signed into law, would authorize various projects, but would not fund them. Funding must be secured through the traditional appropriations process before any projects would be put out for bid. The most recent WRDA, the Water Resources Development Act of 2007, authorized the La Quinta Channel Extension, which the Company was awarded in September 2011 and is currently performing dredging work on this project. This vital piece of legislation must now be voted on by the entire Senate and passed to the House of Representatives.
The Company also continues to closely monitor developments related to the Hurricane Sandy relief Bill, which totaled over $50 billion. Specifically, the Corps received $742 million to perform additional operations and maintenance work related to the aftermath of Sandy. With projects already being identified for bidding, the Company will be monitoring the situation for both bid opportunities and the effect this bill has on industry equipment capacity.

The first step of a two step process to determine the civil fines related to the Gulf oil spill of 2010 is now under way. The Company expects resolution to be reached by the end of 2013 with bid opportunities funded by the RESTORE Act potentially out for bid beginning in 2014.
State Update
Bridge construction for various state departments of transportation has been a strong contributing factor towards increasing the utilization of the Company's construction equipment. The Company continues to see a steady amount of bridge building opportunities. While bid margins on these types of projects are still lower than historical norms, the Company has not seen any further deterioration or any increase in irrational bidders.
The latest Infrastructure Report Card released by the American Society of Civil Engineers (ASCE) last month assigns a grade of “C+” to the overall conditions of the nations' bridges. The report card identifies 25% of all bridges in the country as structurally deficient or functionally obsolete. The Company believes the current state of bridges in the country will provide steady bid opportunities over both the medium and long term.
Local & Private Update
With the average size of vessels calling US ports increasing, so is the need to undertake capital investment by local port authorities to accommodate these larger ships. The trend of larger vessels requiring deeper drafts and larger terminals will only continue to grow as we approach the completion of the Panama Canal Expansion in 2015. The Company sees these trends as positive long term drivers over the next decade with funding challenges to overcome in the near term before many of these projects materialize into bid opportunities.
The Company also expects the recent increase in other private sector bid opportunities to continue for the foreseeable future. The development of domestic energy in our market areas and the need to transport, refine, and store these commodities has provided a multitude of opportunities for the Company to bring its entire suite of services to bear in constructing the waterside portion of this infrastructure. The Company also expects to see opportunity in the long term related to the eventual large scale export of these commodities.
About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada, and the Caribbean Basin and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company's fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Chris DeAlmeida, Vice President Finance & Accounting, 713-852-6506
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582